                                                                    EXHIBIT 10.2






                        INCENTIVE STOCK OPTION AGREEMENT
                                    UNDER THE
          1996 MICROWAVE COMPONENTS ENTERPRISES, INC. STOCK OPTION PLAN



     This STOCK OPTION AGREEMENT (the "Agreement") is made as of this 10th day of December, 1996 (the "Grant Date") by and between MICROWAVE COMPONENTS ENTERPRISES, INC., a Michigan corporation ("the Company"), and JOHN L. SMUCKER (the "Optionee").

     The Optionee is now employed by the Company or a subsidiary of the Company, and the Company desires to provide additional incentive to the Optionee, to encourage stock ownership by the Optionee, and to encourage the Optionee to remain in the employ of the Company or a subsidiary and, as an inducement thereto, the Company has determined to grant to the Optionee an incentive stock option meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to the Company's 1996 Stock Option Plan, a copy of which is attached hereto (the "Plan"). Capitalized terms used and not defined herein have the meanings ascribed to them in the Plan.

     NOW, THEREFORE, it is agreed between the parties as follows:

          1. GRANT OF OPTION. Subject to the terms and conditions hereof, the Company hereby grants to the Optionee the right and option to purchase from the Company up to, but not exceeding in the aggregate, 11,047 shares of the Company's Common Stock, at a price of $64.90 per share. This option is intended to meet the requirements under Section 422 of Code.

          2.   ACCRUAL OR RIGHT TO EXERCISE OPTION.

               (a) The following sums were invested by certain of the shareholders of the Company as equity investments in the Common Stock on the dates reflected below in connection with the acquisition of the indicated business operations:

                                                                Under-
                                                                lying
      Investment                          Amount       Shares           Date
      ----------                          ------       ------           ----
    Inmet Corporation                   $1,170,000     116,925        06/30/94

    Weinschel Corporation               $1,518,000      60,720        11/30/95

    KDI/Triangle Corporation            $  509,642       8,638        07/23/96
                                                       -------
    Subtotal                                           186,283
                                                       =======

               (b) The option granted hereunder shall be exercisable immediately and from time to time only if and to the extent that the underlying shares of Common Stock related to each of the investments described in subsection (a) above achieves a compound average annual return of 25% or higher, with such return criteria to be averaged and dollar and time weighted (the "Return Criteria"), as measured by either of the following:

                    (i) The actual realization of proceeds (monetary or otherwise) by the holders of such shares through the sale, exchange or other disposition of such shares (whether via a private sale, public offering, merger, share exchange, etc.), provided that, if less than all of such underlying shares of Common Stock are disposed of for proceeds equal to or exceeding the Return Criteria, then such option shall be exercisable only for that number of shares of Common Stock equal to the product of (A) 11,047 shares, multiplied by (B) a fraction, with the numerator equal to the number of underlying shares of Common Stock disposed of for proceeds equal to or exceeding the Return Criteria and with the denominator equal to 186,283 shares; or

                    (ii) The fair market value per share of the Common Stock as determined in the public market after any initial public offering by the Company, with such measurement to be determined regardless of whether the holders described above actually realize any proceeds from a sale, exchange or other disposition of such shares.

Attached hereto as EXHIBIT 1 is an example of the computation of the compound average return on investment calculation, dollar and time weighted.

               (c) Notwithstanding anything herein to the contrary, (i) this option shall become exercisable in full upon the occurrence of a Change in Control of the Company, as defined in and subject to the terms and conditions of
Section 14 of the Plan, regardless of whether the objectives described above in subsection (b) have been satisfied, and (ii) this option shall not be exercisable on or after December 10, 2001 (i.e., being five years after the Grant Date).

          3.   TERMINATION OF EMPLOYMENT.

               (a) If, prior to the date that this option shall first become exercisable, the Optionee's employment with the Company, or any subsidiary of the Company, shall be terminated, with or without cause, or by the act, death, disability or retirement of the Optionee, the Optionee's right to exercise this option shall terminate and all rights hereunder shall cease.

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               (b) If, on or after the date that this option shall first become exercisable, the Optionee's employment shall be terminated for any reason other than death or disability, the Optionee shall have the right, within the earlier of (i) the expiration of the option, or (ii) three months after such termination of employment, to exercise this option to the extent that it shall have been exercisable and unexercised on the date of such termination of employment, subject to any other limitation on the exercise of such option in effect at the date of exercise; provided, however, that the term of the option may be extended further at the discretion of the Committee, but not beyond the expiration date stated in the original grant.

               (c) If, on or after the date that this option shall first become exercisable, the Optionee shall die (either while employed by the Company or within three months after termination) or become disabled, the Optionee or the executor or administrator of the estate of the Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or the laws of descent and distribution, shall have the right, within the earlier of (i) the expiration of the option, or (ii) one year from the date of the Optionee's death or termination of employment due to disability to exercise this option to the extent that it was exercisable and unexercised on the date of the Optionee's death or termination of employment due to disability, subject to any other limitation on exercise in effect at the date of exercise; provided, however, that the term of the option may be extended further at the discretion of the Committee, but not beyond the expiration date stated in the original grant.

               (d) The transfer of the Optionee from one corporation to another among the Company and any of its subsidiaries, or a leave of absence with the written consent of the Company, shall not be a termination of employment for purposes of this option.

As used in this Agreement, the term" employment" means employment with the Company or any parent or subsidiary of the Company, the term "disability" means any "disability" as defined in Section 22(e) of the Code), and the term "subsidiary" of the Company means any "subsidiary corporation" as defined in
Section 424(f) of the Code.

          4.   EXERCISE OF OPTION.

               (a) The Optionee, from time to time during the period when the option hereby granted may by its terms be exercised, may exercise the option in whole or in part as at the time permitted, by delivery to the Company of:

                    (i) A written notice signed by the Optionee (A) stating the number of shares that the Optionee has elected to purchase at that time from the Company, and (B) upon the request of the Company, a signed statement from the Optionee representing that he is acquiring the shares being purchased for investment and not for resale; and

                  (ii) cash, personal check, certified or bank cashier's check for an amount equal to the purchase price of the shares then to be purchased.

               (b) After receipt of the foregoing, and subject to Section 5 below, the Company shall issue the shares in the name of the Optionee and deliver the certificates therefor to the Optionee.

          5. COMPLIANCE WITH SECURITIES LAWS. Notwithstanding anything to the contrary herein, the Company's obligation to sell and deliver stock under this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Company deems necessary or advisable. The Company shall not be required to sell and deliver stock pursuant hereto unless and until it receives satisfactory assurance that the issuance or transfer of such shares will not violate any of the provisions of any federal or state law, rule or regulation governing the sale of securities, or that there has been compliance with the provisions of such laws, rules and regulations.

          6. NON-ASSIGNABILITY. The option hereby granted shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the option may be exercised during the Optionee's lifetime only by the Optionee. Any transferee of the option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the option shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

          7. DISPUTES. As a condition to the granting of the option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Board of Directors ("Board") in its sole discretion and judgment and that any such determination and any interpretation by the Board of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

          8. ADJUSTMENTS -- STOCK DIVIDEND, RECLASSIFICATION, ETC. The number of shares subject to the option granted to the Optionee under this Agreement (both as to the number of shares of Common Stock and the option price) shall be appropriately adjusted in accordance with Section 13 of the Plan for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, a stock split or a reclassification of Common Stock, and in the event of a merger, consolidation or share exchange in which the Company shall be the surviving corporation.

          9. RIGHTS AS PRIOR TO ISSUANCE OF SHARES. The Optionee shall have no rights as a shareholder of the Company with respect to any of the shares covered by this option until the
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issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to the shares represented by such certificate or certificates. Without limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

          10. NOTICE OF DISPOSITION OF STOCK. The Optionee hereby agrees to notify the Company of any disposition of stock acquired pursuant to the exercise of this option prior to two years after the Grant Date or prior to one year after exercise of the option.

          11. PROVISIONS OF PLAN CONTROLLING. The provisions of this Agreement are subject to the terms and provisions of the Plan. In the event of any conflict between the provisions of this Agreement, the option, and/or the provisions of the Plan, the provisions of the Plan shall control.

          12.  MISCELLANEOUS.

               (a) Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if physically delivered, telephonically transmitted by telecopier or other similar means, or five (5) days after having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, addressed to the recipient as follows:

                   (i)   If to the Company, to:



                         John K. Cannon, Esq. (Secretary and Chairman of the
                              Compensation Committee)
                         5410 Osprey Court
                         Sanibel, Florida  33957
                              (941-395-9602; fax (push "*"))

                         and to:

                         Colleen M. Spencer, Treasurer
                         c/o Inmet Corporation
                         300 Dino Drive
                         Ann Arbor, Michigan  48103
                              (313-426-5553; fax 313-426-5557)

                         with a courtesy copy to:

                         Dykema Gossett PLLC
                         400 Renaissance Center
                         Detroit, Michigan 48243
                              (313-568-5374; fax 313-568-6915)
                         Attention:  J. Michael Bernard

                    (ii) If to the Optionee, to:

                              John L. Smucker
                              789 Trombley
                              Grosse Pointe Park, Michigan  48230
                                   (313-331-5915)

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Either party by notice to the other may designate a different address to which notices shall addressed. Any notice given by the Company to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

               (b) Entire Agreement; Amendment. This Agreement, along with the Plan, constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No representation, inducement, agreement, promise or understanding altering, modifying, amending, taking from or adding to the terms and conditions hereof shall have any force and effect unless the same is in writing and validly executed by the parties hereto.

               (c) Parties in Interest; "Optionee" to Include Certain Transferees. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns, heirs and personal representatives. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the option, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

               (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

               (e) Severability. In the event that any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               (f) Captions. The captions and headings of the sections and the subsections have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or construction of this Agreement.

               (G) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    COMPANY:

                                    MICROWAVE COMPONENTS ENTERPRISES, INC.


                                    By:  /s/ John K. Cannon
                                         -------------------------------
                                         John K. Cannon, Secretary and
                                         Chairman of the Compensation
                                         Committee


                                    By:  /s/ Colleen M. Spencer
                                         ----------------------------
                                         Colleen M. Spencer, Treasurer



                                    OPTIONEE:


                                    /s/ John L. Smucker
                                    --------------------------------
                                    JOHN L. SMUCKER



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                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION
                                GRANTED UNDER THE
          1996 MICROWAVE COMPONENTS ENTERPRISES, INC. STOCK OPTION PLAN







                                                          , 199
                                        ------------------     -


Chairman of the Compensation Committee
  of the Board of Directors
Microwave Components Enterprises, Inc.
c/o Inmet Corporation
300 Dino Drive
Ann Arbor, Michigan  48103


Ladies and Gentlemen:

      An incentive stock option was granted to me on December 10, 1996 (the "Grant Date") to purchase 11,047 shares of Microwave Components Enterprises, Inc. Common Stock, at a price of $64.90 per share, under the 1996 Stock Option Plan.

      I hereby elect to exercise my incentive stock option with respect to shares. Enclosed herewith is/are the following (check one or more, if applicable) in a sufficient amount to satisfy the applicable purchase price:

                            cash
                     ---

                            my personal check
                     ---

                            a certified check
                     ---

                            a bank cashier's check
                     ---

      I agree to notify the Company if, prior to two years from the Grant Date and one year from the exercise date, I dispose of any shares acquired pursuant to my exercise of this incentive stock option.

      I represent that the shares of stock that I am purchasing upon this exercise of my option are being purchased for investment purposes and not with a view to resale. This representation shall not be binding upon me if the shares of Common Stock that I am purchasing are subject to an effective Registration Statement under the Securities Act of 1933.



                                /s/
                                   ---------------------------------------------
                                JOHN L. SMUCKER, Optionee